Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-205655 on Form S-8 and Amendment No. 1 to Registration Statement No. 333-212366 on Form S-3 of 8point3 Energy Partners LP of our report dated March 6, 2018, relating to the consolidated financial statements of Parrey Holding Company, LLC and Subsidiaries appearing in this Form 10-K/A of 8point3 Energy Partners LP for the year ended November 30, 2017.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 21, 2018